Exhibit 99.1

CECO Environmental Reports First Quarter 2021 Results;

Strong Start to 2021 Achieving Significant Growth in Bookings and Backlog

DALLAS, Texas, May 6, 2021 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the first quarter of 2021.

Highlights of the First Quarter 2021*

•	Revenue of $71.9 million, compared with $80.5 million
•	Gross profit of $24.4 million (33.9% margin), compared with 28.3 million (35.2% margin)
•	Operating income of $3.1 million, compared with $4.2 million
•	Non-GAAP operating income of $5.0 million, compared with $6.3 million
•	Net income was $1.2 million, compared with $3.4 million
•	Non-GAAP net income of $3.1 million, compared with $5.3 million
•	Adjusted EBITDA of $6.4 million, compared with $7.4 million
•	Earnings per diluted share was $0.03, compared with $0.10
•	Non-GAAP earnings per diluted share of $0.09, compared with $0.15
•	Bookings of $92.1 million, compared with $75.7 million
•	Backlog of $203.1 million, compared with $183.1 million as of December 31, 2020
•	Cash provided by operating activities of $9.9 million, compared with $7.0 million
•	Cash and cash equivalents were $40.9 million, compared with $36.0 million as of December 31, 2020
•	Bank Debt of $70.6 million, compared with $74.0 million as of December 31, 2020

*All comparisons are versus the comparable prior-year period, unless otherwise stated

Todd Gleason, CECO’s Chief Executive Officer, commented, “We are off to a great start and I am very pleased with our first quarter performance.  Our strong, double-digit growth in bookings and tremendous free cash flow generation reflect our focused execution and our leadership position in improving end-markets.  We continue to execute for our customers while prudently managing our cost structure, which has yielded very good margins despite year-over-year decline in revenues.”

Mr. Gleason added, “We expect to turn the corner on topline growth in the coming periods given our booking’s growth over the past few quarters.  Additionally, we are excited to articulate our long-term growth strategy in mid-2021 – which will build on our position as an environmental solutions leader in diversified industrial markets.”

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Exhibit 99.1

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the first quarter 2021 financial results.  The conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations

A replay of the conference call will be available on the Company's website for 7 days.  The replay may be accessed by dialing (877) 344-7529 (Toll-Free) within the U.S., (855) 669-9658 (Toll-Free) within Canada, or Toll/International (412) 317-0088 and entering access code 10155011.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for industries including power generation, wastewater treatment, poly silicon fabrication, petrochemical processing, electric vehicle production, battery recycling, general industrial, refining, and a wide range of other industries. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) MARCH 31, 2021	DECEMBER 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$40,864	$35,992
Restricted cash	2,386	1,819
Accounts receivable, net	66,468	63,046
Costs and estimated earnings in excess of billings on uncompleted contracts	41,173	45,498
Inventories, net	16,398	17,343
Prepaid expenses and other current assets	11,369	11,530
Prepaid income taxes	2,838	7,790
Assets held for sale	—	467
Total current assets	181,496	183,485
Property, plant and equipment, net	16,175	16,228
Right-of-use assets from operating leases	10,729	11,376
Goodwill	161,652	161,820
Intangible assets – finite life, net	31,021	29,637
Intangible assets – indefinite life	9,720	12,937
Deferred charges and other assets	2,864	3,831
Total assets	$413,657	$419,314
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$3,437	$3,125
Accounts payable and accrued expenses	85,518	84,997
Billings in excess of costs and estimated earnings on uncompleted contracts	17,107	20,691
Income taxes payable	—	543
Total current liabilities	106,062	109,356
Other liabilities	20,183	20,576
Debt, less current portion	65,955	69,491
Deferred income tax liability, net	6,964	6,970
Operating lease liabilities	8,842	9,310
Total liabilities	208,006	215,703
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,567,511 and 35,504,757 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	356	355
Capital in excess of par value	255,982	255,296
Accumulated loss	(36,960)	(38,141)
Accumulated other comprehensive loss	(14,441)	(14,496)
	204,937	203,014
Less treasury stock, at cost, 137,920 shares at March 31, 2021 and December 31, 2020	(356)	(356)
Total shareholders’ equity	204,581	202,658
Noncontrolling interest	1,070	953
Total shareholders equity	205,651	203,611
Total liabilities and shareholders' equity	$413,657	$419,314

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED MARCH 31,
(dollars in thousands, except per share data)	2021	2020
Net sales	$71,892	$80,486
Cost of sales	47,485	52,207
Gross profit	24,407	28,279
Selling and administrative expenses	19,454	21,953
Amortization and earnout expenses	1,791	1,713
Restructuring expenses	—	374
Acquisition and integration expenses	108	—
Income from operations	3,054	4,239
Other (expense) income, net	(480)	975
Interest expense	(725)	(1,023)
Income before income taxes	1,849	4,191
Income tax expense	551	779
Net income	1,298	3,412
Noncontrolling interest	117	—
Net income attributable to CECO Environmental Corp.	$1,181	$3,412
Earnings per share:
Basic	$0.03	$0.10
Diluted	$0.03	$0.10
Weighted average number of common shares outstanding:
Basic	35,396,705	35,155,377
Diluted	35,774,208	35,394,865

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	THREE MONTHS ENDED MARCH 31,
(dollars in millions)	2021	2020
Operating income as reported in accordance with GAAP	$3.1	$4.2
Operating margin in accordance with GAAP	4.3%	5.2%
Amortization and earnout expenses	1.8	1.7
Restructuring expenses	—	0.4
Acquisition and integration expenses	0.1	—
Non-GAAP operating income	$5.0	$6.3
Non-GAAP operating margin	7.0%	7.8%

	THREE MONTHS ENDED MARCH 31,
(dollars in millions)	2021	2020
Net income as reported in accordance with GAAP	$1.2	$3.4
Amortization and earnout expenses	1.8	1.7
Restructuring expenses	—	0.4
Acquisition and integration expenses	0.1	—
Foreign currency remeasurement	0.6	0.5
Tax benefit of adjustments	(0.6)	(0.7)
Non-GAAP net income	$3.1	$5.3
Depreciation	0.8	0.5
Non-cash stock compensation	0.7	0.6
Other income	(0.1)	(1.5)
Interest expense	0.7	1.0
Income tax expense	1.2	1.5
Adjusted EBITDA	$6.4	$7.4

Earnings per share:
Basic	$0.03	$0.10
Diluted	$0.03	$0.10

Non-GAAP earnings per share:
Basic	$0.09	$0.15
Diluted	$0.09	$0.15

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses and other nonrecurring or infrequent items and the associated tax benefit of these items.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin and non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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